UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2014

Cooper Tire & Rubber Company

(Exact name of registrant as specified in its charter)

Delaware	001-04329	34-4297750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 423-1321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 29, 2014, Cooper Tire & Rubber Company ( “CTB”) entered into an agreement (the “CCT Agreement”) by and among CTB, Cooper Tire Investment Holding (Barbados) Ltd., a wholly owned subsidiary of CTB (“Cooper Barbados,” together with CTB, the “Company”), Chengshan Group Company Ltd. (“Chengshan”) and The Union of Cooper Chengshan (Shandong) Tire Company Co., Ltd. (the “Union”) regarding the Company’s joint venture, Cooper Chengshan (Shandong) Tire Company Ltd., in Rongcheng, China (“CCT”).

The CCT Agreement provides, among other things, that the Union and Chengshan will provide support to return CCT to normal operations, including the production of CTB branded products. This support also includes providing CTB with access to financial and operational data of CCT so that CTB may prepare and file its periodic reports as required under the federal securities laws. Finally, the parties agree to dismiss all pending proceedings and will not commence any new proceedings with regard to any events that have occurred since June 12, 2013 through January 29, 2014.

Cooper Barbados and Chengshan currently own 65% and 35% equity interests, respectively, in CCT. The CCT Agreement, among other matters, provides Chengshan with a limited contractual right to either (i) purchase Cooper Barbados’ equity interest in CCT for 65% of the Option Price (as defined below) or (ii) sell its equity interest in CCT to the Company for 35% of the Option Price. In the event Chengshan elects not to exercise its right to purchase Cooper Barbados’ equity interest or sell its interest in CCT to the Company, the Company has the right to purchase Chengshan’s equity interest in CCT for 35% of the Option Price. The “Option Price” under the CCT Agreement will be the greater of (i) the fair market value of CCT on a stand-alone basis, which value will not take into consideration the value of the trademarks and technologies licensed by the Company to CCT, as determined by an internationally recognized valuation firm (the “CCT valuation”) and (ii) $435 million, in either case to be paid in cash at closing. The CCT Agreement provides for a process to select such internationally recognized valuation firm. Pursuant to the CCT Agreement, Chengshan must notify the Company of its election to exercise, or not to exercise, either of its options within 45 days of the later of (i) the date the CCT valuation is delivered to the Company and Chengshan and (ii) the date the Company files its third quarter 2013 and full year 2013 financial statements with the Securities and Exchange Commission, together with any other periodic reports, including financial statements of such reports, that are required to be filed at that time (such later date, the “Option Commencement Date”).

If Chengshan does not exercise its options within 45 days after the Option Commencement Date, Chengshan’s options will expire and the Company will have the right to exercise its option to purchase Chengshan’s equity interest in CCT for a period of 90 days following the Option Commencement Date. If the CCT valuation is not provided on or before August 11, 2014, however, the options of both parties will terminate and be of no effect unless the Company, at its sole discretion, elects to extend the deadline for the CCT valuation. In the event neither Chengshan nor the Company exercises their respective options prior to their expiration, then Chengshan and the Company will discuss potential new ownership structures for CCT.

If CTB is unable to file its (i) Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 by March 3, 2014 or (ii) Annual Report on Form 10-K for year ended December 31, 2013 by March 14, 2014, including in each case any and all required financial statements, then neither the Company nor Chengshan will be able to exercise their rights with respect to the purchase and/or sale options described herein and such options will be null and void immediately, although the remaining provisions of the CCT Agreement will remain in full force and effect.

The CCT Agreement is separate and in addition to the purchase, sale, transfer, right of first refusal and other rights set forth in the existing joint venture agreement between the Company and Chengshan with respect to CCT.

Item 8.01.	Other Events.

On January 31, 2014, CTB issued a press release (the “Press Release”) regarding the entry into the CCT Agreement and posted a slide presentation regarding the CCT Agreement (the “Slide Presentation”) on its corporate website. Copies of the Press Release and the Slide Presentation are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release announcing the entry into the CCT Agreement, dated January 31, 2014.

99.2	Slide Presentation Regarding the CCT Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

By:	/s/ Jack Jay McCracken
	Name:	Jack Jay McCracken
	Title:	Assistant Secretary

Dated: January 31, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release announcing the entry into the CCT Agreement, dated January 31, 2014.

99.2	Slide Presentation Regarding the CCT Agreement.